Exhibit 10.1

THIRD AMENDMENT TO COLLABORATION AND LICENSE AGREEMENT

This Third Amendment (the “Third Amendment”) executed on July 15, 2011 and is made and effective as of June 30, 2011 (the “Third Amendment Effective Date”) and amends the Collaboration and License Agreement dated as of December 23, 2008 (as previously amended), between SYNTA PHARMACEUTICALS CORP., a Delaware corporation having a principal office at 45 Hartwell Avenue, Lexington, MA 02421, U.S.A. (“SYNTA”), and F. HOFFMANN-LA ROCHE LTD, a Swiss corporation having a principal office located at Grenzacherstrasse 124, CH-4070 Basel, Switzerland (“ROCHE BASEL”) and HOFFMANN-LA ROCHE INC., a New Jersey corporation having a principal office at 340 Kingsland Street, Nutley, New Jersey 07110, U.S.A.  (“ROCHE NUTLEY”; ROCHE BASEL and ROCHE NUTLEY together referred to as “ROCHE”) (the “Agreement”).  Capitalized terms shall have the meaning set forth in the Agreement.

INTRODUCTION

WHEREAS, SYNTA and ROCHE have reached agreement with respect to ROCHE having the right to continue Research related to Licensed Compounds; and

WHEREAS, the Parties wish to amend the Agreement, as described herein.

NOW THEREFORE, for and in consideration of the mutual covenants contained in this Third Amendment, the Parties agree:

1.             Research License.    SYNTA hereby grants to ROCHE for the period beginning on the Third Amendment Effective Date and continuing for the remainder of the Term, an exclusive, worldwide, paid-up right and license, without the right to grant sublicenses (except in accordance with Section 6.4), under the SYNTA Intellectual Property to enable ROCHE to perform Research relating to Licensed Compounds.  As of the Third Amendment Effective Date, the compounds identified in Appendix A are deemed to be a complete list of Licensed Compounds.  For clarity this list does not include Licensed Compounds returned to Synta as part of the Second Amendment executed on January 31, 2011.

2.             Effect on Agreement.    Except as amended by this Third Amendment, the Agreement shall remain in full force and effect.  After the date of this Third Amendment, every reference in the Agreement to the “Agreement” shall mean the Agreement as amended by the Amendment, the First Amendment, the Second Amendment, and this Third Amendment.

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Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to Synta Pharmaceuticals Corp.’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, the Parties have entered into this Amendment as of the Amendment Execution Date.

SYNTA PHARMACEUTICALS CORP.

By:	/s/ Keith Ehrlich

Name:	Keith Ehrlich

Title:	CFO

F. HOFFMANN-LA ROCHE LTD

By:	/s/ Christophe Carissimo	By:	/s/ Melanie Frey Wick

Name:	Christophe Carissimo	Name:	Dr. Melanie Frey Wick

Title:	Global Licensing Director	Title:	Vice Director

HOFFMANN-LA ROCHE INC.

By:	/s/ Joseph S. McCracken

Name:	Joseph S. McCracken

Title:	Vice President

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to Synta Pharmaceuticals Corp.’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

APPENDIX A

Licensed Compounds

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Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to Synta Pharmaceuticals Corp.’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.